EXHIBIT 99.1

Marizyme, Inc., Hires Ralph Makar as Chief Executive Officer

JUPITER, FLA, February 25, 2020 — Marizyme, Inc. (“Marizyme” or the “Company”), a publicly traded (OTC:MRZM) company focused on acquiring late-stage drug and medical device assets to develop for use in the acute care space, announced today that Ralph Makar will be joining Marizyme, Inc. on or about April 1, 2020, as Chief Executive Officer (CEO), bringing more than 35 years of industry experience to the Company. Mr. Makar is a successful life sciences executive with both US and global experience in general management, strategic leadership and business development, as well as in raising capital for both startup and established organizations. Ralph has been leading all business and R&D efforts at iDrug Delivery Inc. as President and CEO since December 2017. He continues to serve as executive and board advisor to select organizations. Ralph Makar’s efforts have resulted in the exceptional growth of multiple billion dollar blockbuster brands (e.g., Diovan®, Lipitor®, Voltaren®) through innovative strategic leadership supported by securing hundreds of millions of dollars in resources. In addition to his accomplishments in large corporate pharmaceutical organizations, Ralph has also delivered excellence in smaller startup ventures and has managed a public company as CEO.

Mr. Nicholas DeVito will resign as Interim Chief Executive Officer upon Mr. Makar’s arrival and will remain as Chief Financial Officer.

“We are fortunate to have such a seasoned pharmaceutical and medical device veteran join the Marizyme team,” said James Sapirstein, Marizyme’s Executive Chairman. “Mr. Makar’s experience with specialty pharmaceuticals and medical devices brings significant added value to the Company and will help the organization implement our growth strategies and drive the Company forward. We thank Mr. DeVito for his continued leadership and his agreement to remain as our CFO. He has been an invaluable contributor to Marizyme since its inception.”

“I am excited and honored to be joining Marizyme, Inc. at such an opportune time to build the organization and increase shareholder value” stated Mr. Makar. “The Company has significant potential to develop new products that can benefit patients and improve medical outcomes.”

About Marizyme, Inc.

Marizyme, Inc. is a development-stage company dedicated to the commercialization of therapies that address the urgent need relating to higher mortality and costs in the acute care space. Specifically, Marizyme will focus its efforts on developing treatments for disease caused by thrombus infections and pain/neurological conditions. For more information, visit www.marizyme.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. The Company has made every reasonable effort to ensure the information and assumptions on which these statements are based are current, reasonable and complete. However, a variety of factors, many of which are beyond the Company’s control, affect the Company’s operations, performance, business strategy and results and there can be no assurances that the Company’s actual results will not differ materially from those indicated herein. Additional written and oral forward-looking statements may be made by the Company from time to time. Forward-looking statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, including those risks set forth in the Company’s risk factor disclosure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Securities and Exchange Commission (SEC File No. 000-53223), uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Nicholas DeVito

732-723-7395